EXHIBIT 5

                              MANAGEMENT AGREEMENT

         Agreement, made as of February 12, 1996 by and between SPECTRA FUND, a Massachusetts business trust (hereinafter sometimes called the "Trust"), and FRED ALGER MANAGEMENT, INC., a New York corporation (hereinafter sometimes called the "Manager").



                                   WITNESSETH:



         WHEREAS, the Trust and Manager wish to enter into an agreement setting forth the terms on which the Manager will perform certain services for the Trust;

         NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager agree as follows:

                  1. The Trust hereby employs the Manager to manage the investment and reinvestment of the assets of the Trust in accordance with the Trust's investment objectives and policies and to administer its affairs, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms in this Agreement set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided for or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

                  2. The Manager shall furnish to the Trust such office space in the offices of the Manager or in such other place as may be agreed upon from time to time, and such necessary office facilities, equipment and personnel for managing the investments of the Trust as the Board of Trustees shall request. In addition to its management of the assets of the Trust, the Manager shall supply office facilities (which may be in Alger's own




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         offices);  statistical  and research data;  data  processing  services;
         clerical,   accounting  and  bookkeeping  services;  internal  auditing services; internal executive and administrative services; stationery and office supplies; preparation of reports to shareholders of the Trust; preparation of tax returns, reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities; daily calculation of the net asset value of shares of the Trust to the extent required under the Investment Company Act of 1940; maintenance of the Trust's financial accounts and records; and general assistance in all aspects of the Trust's operations. In providing those services, Alger will supervise the Trust's investments generally and conduct a continual program of evaluation of the Trust's assets.


                  3. The Manager will bear all expenses in connection with the performance of its services under this Agreement. The Trust assumes and shall pay all expenses of the Trust, including, without limitation: (1) the charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other property, (2) the charges and expenses of bookkeeping and of auditors,
         (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) brokers' commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (5) all taxes and corporate fees payable by the Trust to federal, state and other governmental agencies, (6) the cost of stock certificates representing shares of the Trust, (7) fees and expenses involved in registering and maintaining registrations of the Trust and of its shares with the SEC and qualifying its shares under state or other securities laws, including the preparation and printing of prospectuses for filing with said Commission and other authorities, (8) all expenses of shareholders' and directors' meetings and of preparing and printing reports to shareholders, (9) fees of Trustees of the Trust who are not officers, directors or employees of the Manager or any of its affiliates, (10) charges of any independent pricing service retained to assist in valuing the assets of the Trust, (11) the Trust's proportionate share of insurance premiums, (12) costs attributable to shareholder services, including, without limitation, telephone and personnel expenses, and
         (13) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities and expenses which the Trust has herein assumed.

                  4. If in any fiscal year the aggregate expenses of the Trust (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage expenses, distribution fees, litigation expenses, and, if permitted by state securities commissions, extraordinary expenses) exceed the expense limitation imposed by any state having jurisdiction over the Trust, the Manager will reimburse the Trust for such excess expense to the extent of its fee. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

                  5. In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Manager on the first business day of each month a fee for the previous month at the annual rate of 1.50% of the Trust's average daily net assets. The fee for the period from the date of this Agreement to the end of the month such date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Manager, the value of the net assets shall be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information as from time to time in effect.

                  6. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

                  7. The Trust shall cause its book and accounts to be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Trust.

                  8. Subject to and in accordance with the governing instruments of the Trust and the Certificate of Incorporation of the Manager, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers or stockholders, or otherwise, that directors, officers, agents and stockholders of the Manager are or may be interested in the Trust as trustees, officers, shareholders or otherwise, that the Manager (or any successor) is or may be interested in the Trust as shareholder or otherwise, and that the effect of any such adverse interests shall be governed by said governing instruments or Certificate of Incorporation.

                  9. This Agreement shall remain in effect until two years from the date hereof and shall continue in effect from year to year thereafter if its continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or (ii) the vote of a majority of the outstanding voting securities of the Trust; provided, however, that in either event the continuance of this contract must also be approved by a vote of a majority of the trustees of the Trust who are not party to this contract cast in person at a meeting called for the purpose of voting upon such approval. This contract may at any time be terminated without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust on sixty days' notice to the Manager. This contract may be terminated by the Manager on ninety days' written notice to the Trust and shall immediately terminate in the event of its assignment. Any notice under this contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

                  10. In  consideration  for the  Manager's  entering  into this
         Agreement, the Trust agrees that the Manager, subject to the overall control and supervision of the Board of Trustees of the Trust, and subject to the primary obligation of the Trust and the Manager to obtain the best price and the best execution of all orders, may select in its discretion the brokers or dealers, which may when appropriate include Fred Alger & Company, Incorporated, that shall execute portfolio transactions for the Trust and the brokers or dealers that shall receive or share directly or indirectly in any commission or similar fees.

                  11. This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Trust shall have been approved by vote of a majority of the outstanding voting securities of the Trust. The terms "majority of the outstanding voting securities of the Trust", "interested person" and "assignment" shall have, for all purposes of this Agreement, the meaning provided therefor in the federal Investment Company Act of 1940.

                  12. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding on the assets and property of the Trust only and shall not be binding on any trustee, officer or shareholder of the Trust individually.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    SPECTRA FUND


                                    By: /s/ Gregory S. Duch
                                       --------------------------------
                                            Gregory S. Duch




                                    FRED ALGER MANAGEMENT, INC.


                                    By: /s/ Gregory S. Duch
                                       --------------------------------
                                            Gregory S. Duch